UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) June 2, 2003

SBA COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-30110 (Commission File Number)	65-0716501 (I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW Boca Raton, Florida (Address of Principal Executive Offices)	33487 (Zip code)

Registrant’s telephone number, including area code (561) 995-7670

(Former Name or Former Address, if Changed Since Last Report)

Item 7    Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

99.1	Press Release, dated June 2, 2003.

Item 9    Regulation FD Disclosure

The following information is furnished pursuant to Item 9 and Item 12, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The furnishing of this information is not intended to, and does not, constitute a representation that the furnishing of this information is required by Regulation FD.

On June 2, 2003 SBA Communications Corporation issued a press release announcing that AAT Communications Corp. has exercised its option to purchase from certain subsidiaries of the Company an additional 122 towers located in Wisconsin for gross cash proceeds of $43 million. The Company also announced that it was adjusting its Second Quarter 2003 and Full Year 2003 outlook. A copy of the press release is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2003	SBA COMMUNICATIONS CORPORATION

	By:	/s/ JOHN F. FIEDOR
John F. Fiedor Chief Accounting Officer

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